March 31, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

              Re: CEL-SCI Corporation
                  Commission File No. 0-11503

              On behalf of the above-captioned Company, enclosed please find the Company's preliminary proxy statement and proxy. These materials will be mailed to the security holders of the Company on April 15, 1998.


                                                  Very truly yours,

                                                  HART & TRINEN, L.L.P.


                                                  By     William T. Hart

WTH:sa
Enclosures

                                 SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No.  )



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
               ----------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)
                    William T. Hart - Attorney for Registrant
                   ---------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         -----------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)      Amount Previously Paid:

              --------------------------------------

      2)      Form, Schedule or Registration No.:

              --------------------------------------

      3)      Filing Party:

              -----------------------------------------

      4)      Date Filed:

              -----------------------------------------

                           CEL-SCI CORPORATION
                          66 Canal Center Plaza
                                Suite 510
                         Alexandria, Virginia 223l4
                              (703) 549-5293

                       NOTICE OF ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD MAY 29, 1998

To the Shareholders:

              Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (the "Company") will be at the , Alexandria, Virginia, 22314 on May 29,1998, at 10:00 A.M., for the following purposes:

              (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

              (2) To approve the issuance of such number of shares of common stock as may be required by the terms of the Company's Series D Preferred Stock.

              (3) To approve the adoption of the Company's 1998 Incentive Stock Option Plan ("the 1998 Plan") which provides that up to 300,000 shares of common stock may be issued upon the exercise of options granted pursuant to the 1998 Plan.

              (4) To approve the adoption of the Company's 1998 Non-Qualified Stock Option Plan ("the 1998 Non-Qualified Plan") which provides that up to 300,000 shares of common stock may be issued upon the exercise of options granted pursuant to the 1998 Non-Qualified Plan.

              (5) to ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 1998; to transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on , 1998 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of , 1998, there were shares of the Company's Common Stock issued and outstanding.

                                                  CEL-SCI CORPORATION


     , 1998                                       By Geert R. Kersten
                                                ----------------------------
                                                  Chief Executive Officer

--------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.

TO SAVE THE COST OF FURTHER SOLICITATION PLEASE MAIL YOUR PROXY CARD PROMPTLY.
--------------------------------------------------------------------------------

                               CEL-SCI CORPORATION
                              66 Canal Center Plaza
                                    Suite 510
                           Alexandria, Virginia 223l4
                                 (703) 549-5293

                                 PROXY STATEMENT

              The accompanying proxy is solicited by the Board of Directors of the Company for voting at the annual meeting of shareholders to be held on May 29, l998, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about , 1998.

              There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy is required to elect directors and to approve the other proposals to come before the meeting. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

PRINCIPAL SHAREHOLDERS

              The following table sets forth, as of February 28, 1998, information with respect to the only persons owning beneficially 5% or more of the outstanding Common Stock and the number and percentage of outstanding shares owned by each director and officer and by the officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of Common Stock.

                                      Number of               Percent of
Name and Address                       Shares  (1)             Class  (3)
----------------                     -------------           --------------

Maximilian de Clara                      80,001                    *
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                        564,357 (2)               4.8%
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

                                       Number of               Percent of
Name and Address                       Shares  (1)             Class  (3)
----------------                     -------------           --------------

Patricia B. Prichep                      59,197                    *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

M. Douglas Winship                       35,334                    *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Eyal Talor, Ph.D.                        28,501                    *
66 Canal Center Plaza
Suite 510
Alexandria, VA  223l4

Daniel Zimmerman, Ph.D.                  29,000                    *
66 Canal Center Plaza
Suite 510
Alexandria, VA  22314

Prem Sarin, Ph.D.                        29,001                    *
66 Canal Center Plaza
Suite 510
Alexandria, VA  22314

Mark Soresi                              90,000                    *
l0l0 Wayne Ave., 8th Floor
Silver Spring, MD  209l0

F. Donald Hudson                         75,000                    *
53 Mt. Vernon Street
Boston, MA  02108

All Officers and Directors
as a Group (9 persons)                  990,391                   8.2%

*Less than 1%
-----------------------------

(1) Includes shares issuable prior to May 31, 1998 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
   Name                                        Prior to May 31, 1998

  Maximilian de Clara                                80,001
  Geert R. Kersten                                  459,417
  Patricia B. Prichep                                56,167
  M. Douglas Winship                                 35,334
  Eyal Talor, Ph.D.                                  27,001
  Daniel Zimmerman, Ph.D.                             9,000
  Prem Sarin, Ph.D.                                  29,001
  Mark Soresi                                        75,000
  F. Donald Hudson                                   75,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by the Company.

ELECTION OF DIRECTORS
----------------------
              Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees listed below to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

              All nominees have consented to serve if elected. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

Officers and Directors
-----------------------
      Name                          Age                  Position
      -----                         ---                  --------
      Maximilian de Clara            69        Director and President
      Geert R. Kersten, Esq.         39        Director, Chief Executive
                                                Officer, Secretary and Treasurer
      Patricia B. Prichep            46        Vice President of Operations
      M. Douglas Winship             49        Vice President of Regulatory
                                               Affairs and Quality Assurance
      Eyal Talor, Ph.D.              42        Vice President of Research and
                                               Manufacturing
      Prem S. Sarin, Ph.D.           63        Vice President of Research,
                                               Infectious Diseases
      Daniel H. Zimmerman, Ph.D.     56        Vice President of Research,
                                               Cellular Immunology
      Mark V. Soresi                 45        Director
      F. Donald Hudson               64        Director

              Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

              The principal occupations of the Company's officers and directors, during the past several years, are as follows:

              Maximilian de Clara. Mr. de Clara has been a director of the Company since its inception in March, l983, and has been president of the Company since July, l983. Prior to his affiliation with the Company, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

              Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for the Company between February, 1987 and October, 1987. In October of 1987, he was appointed Vice President of Operations. In December, 1988, Mr. Kersten was appointed director of the Company. Mr. Kersten also became the Company's secretary and treasurer in 1989. In May, 1992, Mr. Kersten was appointed Chief Operating Officer and in February,
1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

              Patricia B. Prichep has been the Company's Vice President of Operations since March, 1994. Between December, 1992 and March, 1994, Ms. Prichep was the Company's Director of Operations. From June, 1990 to
December, 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and
1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

              M. Douglas Winship has been the Company's Vice President of Regulatory Affairs and Quality Assurance since April, 1994. Between 1988 and April, 1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

              Eyal Talor, Ph.D. has been the Company's Vice President of Research and Manufacturing since March, 1994. From October, 1993 until March, 1994,

Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (19911993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

              Prem S. Sarin, Ph.D. has been the Vice President of Research, Infectious Diseases, since May 1, 1993. Dr. Sarin was an Adjunct Professor of Biochemistry at the George Washington University School of Medicine, Washington, D.C., from 1986 to 1992. From 1975 to 1991 Dr. Sarin held the position of Deputy Chief, Laboratory of Tumor Cell Biology at the National Cancer Institute (NCI), NIH, Bethesda, Maryland. Dr. Sarin was a Senior Investigator (1974-1975) and a Visiting Scientist (1972-1974) at the Laboratory of Tumor Cell Biology at NCI, NIH. From 1971 to 1972 Dr. Sarin held the position of Director, Department of Molecular Biology, Bionetics Research Laboratory, Bethesda, Maryland.

              Daniel H. Zimmerman, Ph.D. has been the Company's Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL MED, Inc. and was its president from 1987 to 1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

              Mark V. Soresi. Mr. Soresi became a director of the Company in July, 1989. Between 1982 and, Mr. Soresi was the president and Chief Executive Officer of REMAC(R), Inc., a corporation involved in the clean-up of hazardous and toxic waste dump sites. Mr. Soresi attended George Washington University in Washington, D.C. where he earned a Bachelor of Science in Chemistry.

              F. Donald Hudson. F. Donald Hudson has been a director of the Company since May, 1992. From December 1994 to October 1995 Mr. Hudson was President and Chief Executive Officer of VIMRx Pharmaceuticals, Inc. Between 1990 and 1993, Mr. Hudson was President and Chief Executive Officer of Neuromedica, Inc., a development stage company engaged in neurological research. Until January, 1989, Mr. Hudson served as Chairman and Chief Executive Officer of Transgenic Sciences, Inc. (now TSI Corporation), a publicly held biotechnology corporation which he founded in January, 1987. From October 1985 until January 1987, Mr. Hudson was a director of Organogenesis, Inc., a publicly held biotechnology corporation of which he was a founder, and for five years prior thereto was Executive Vice President and a director of Integrated Genetics, Inc., a corporation also engaged in biotechnology which he co-founded and which was publicly traded until its acquisition in 1989 by Genzyme, Inc.

              All of the Company's officers devote substantially all of their time on the Company's business. Messrs. Soresi and Hudson, as directors, devote only a minimal amount of time to the Company.

              The Company's  Board of Directors met times during the year ending
September 30, 1997. All of the Directors attended each of these meetings. The Company has an Audit Committee comprised of Mr. Kersten and Mr. Hudson. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditor's management letter relating to the Company's internal accounting controls. During the fiscal year ending September 30, 1997, the Audit Committee met once. All members of the Audit Committee attended this meeting. The Company has a Compensation Committee comprised of all members of the Board of Directors except Mr. Kersten. The Compensation Committee met on two occasions during the fiscal year ending September 30, 1997. All members of the Compensation Committee attended these meetings.

Executive Compensation

              The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended September 30, 1997.


               Annual Compensation            Long Term Compensation
                                                                    Re-                            All
                                                      Other       stric-                          Other
                                                     Annual          ted                   LTIP    Com-
Name and                                             Compen-       Stock    Options        Pay-   pensa-
Principal       Fiscal     Salary          Bonus     sation       Awards    Granted        outs   tion
Position         Year         (1)            (2)        (3)          (4)        (5)         (6)    (7)
---------       ------     -------       -------    -------      -------    -------       -----   ----

Maximilian       1997      $319,104          --     $76,290         --       333,000        --    $88
de Clara,        1996      $225,000     $75,000     $85,016         --        70,000        --    $88
President        1995            --          --     $95,181         --       225,000        --     --

Geert R. Kersten 1997      $228,888          --     $12,314         --       313,000        --   $8,888
Chief Executive  1996      $172,531     $75,000      $9,420         --       294,000        --   $8,869
Officer, Secre-  1995      $164,801          --      $9,426         --       224,750        --   $3,911
tary and
Treasurer

M. Douglas       1997      $129,926          --      $2,400         --        45,000        --   $3,152
Winshop,         1996      $119,100          --      $2,400         --            --        --   $2,488
Vice Presi-      1995      $113,500          --      $1,200         --        22,000        --   $2,100
dent of
Regulatory Affairs
and Quality Assurance



                  Annual Compensation            Long Term Compensation
                                                                    Re-                            All
                                                      Other       stric-                          Other
                                                     Annual          ted                   LTIP    Com-
Name and                                             Compen-       Stock    Options        Pay-   pensa-
Principal       Fiscal     Salary          Bonus     sation       Awards    Granted        outs   tion
Position         Year         (1)            (2)        (3)          (4)        (5)         (6)    (7)
---------       ------     -------       -------    -------      -------    -------       -----   -------

Prem S.
Sarin            1997      $113,385       --             --        --        34,000        --      $3,473
Vice Presi-      1996      $102,379       --             --        --        32,000        --      $3,160
dent of
Research,
Infectious
Diseases

Eyal Talor,      1997      $119,333       --         $3,000        --        58,000        --      $3,668
Vice Presi-      1996      $107,458       --         $3,000        --         8,000        --      $3,312
dent of
Research and
Manufacturing

Daniel Zimmerman,1997      $104,000       --             --        --        34,000        --      $3,208
Ph.D.,
Vice President of
Cellular Immunolgy

(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, compensation received for serving as a member of the Company's Board of Directors.

(4) During the period covered by the Table, no shares of restricted stock were issued as compensation for services to the persons listed in the table. As of September 30, 1997, the number of shares of the Company's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of the Company's common stock were:

 Name                                   Shares                        Value

Maximilian de Clara                         --                            --
Geert R. Kersten                       104,940                      $763,963
M. Douglas Winship                          --                            --
Prem S. Sarin Ph.D.                         --                            --
Eyal Talor Ph.D.                         1,500                       $10,920
Daniel Zimmerman, Ph.D.                 20,000                      $145,600

      Dividends may be paid on shares of restricted stock owned by the Company's officers and directors, although the Company has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the Table. Includes certain options issued in connection with the Company's l997 Salary Reduction Plan as well as certain options purchased from the Company. See "Options Granted During Fiscal Year Ending September 30, l997" below.

(6) "LTIP" is an abbreviation for "Long-Term Incentive Plan". An LTIP is any plan that is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. Amounts reported in this column represent payments received during the applicable fiscal year by the named officer pursuant to an LTIP.

(7) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company. Amounts in the table represent life insurance permiums and/or contributions made by the Company to a 401(k) pension plan on behalf of persons named in the table.

Long Term Incentive Plans - Awards in Last Fiscal Year
------------------------------------------------------
              None.

Employee Pension, Profit Sharing or Other Retirement Plans
-----------------------------------------------------------
              During 1993 the Company implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. The fiscal 1997 expenses for this plan were $35,732. Effective January 1, 1998 the Company's employees approved a change in the plan such that the Company's contribution is now (i) made in shares of the Company's common stock as opposed to cash, and (ii) equal to the lesser of 6% of each employee's salary or 100% of the employee's contribution. The Company's contribution of common stock is made quarterly and is valued based upon the price of the Company's common stock on the American Stock Exchange. Other than the 401(k) Plan, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors
---------------------------
     Standard Arrangements. The Company currently pays its directors $2,000 per quarter, plus expenses. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

     Other Arrangements. The Company has from time to time granted options to its outside directors: Mr. Soresi and Mr. Hudson. See Stock Options below for additional information concerning options granted to the Company's directors.

Employment Contracts
---------------------
              Effective January 2, 1996, the Company entered into a three-year employment agreement with Mr. de Clara. The employment agreement provides that during the period between January 2, 1996 and January 2, 1997, the Company will pay Mr. de Clara an annual salary of $300,000. During the years ending January 2, 1998 and 1999, the Company will pay Mr. de Clara a salary of $330,000 and $363,000 respectively. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

              Effective August 1, 1997, the Company entered into a three-year em- ployment agreement with Mr. Kersten. The employment agreement provides that during the period between August 1, 1997 and July 31, 1998, the Company will pay Mr. Kersten an annual salary of $264,848. During the years ending July 31, 1999 and 2000, the Company will pay Mr. Kersten a salary of $291,333 and $320,466 respectively. In the event that there is a material reduction in Mr. Kersten's authority, duties or activities, or in the event there is a change in the control of the Company, the agreement allows Mr. Kersten to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------
     The Company has a compensation committee comprised of all of the Company's directors, with the exception of Mr. Kersten. During the year ended September 30, 1997, Mr. de Clara was the only officer participating in deliberations of the Company's compensation committee concerning executive officer compensation. See Item 13 of this report for information concerning transactions between the Company and Mr. de Clara.

              During the year ended September 30, 1997, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options
--------------
              The following tables set forth information concerning the options granted, during the fiscal year ended September 30, 1997, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

      Options Granted During Fiscal Year Ending September 30, l997
--------------------------------------------------------------------------------

                                                                                           Potential
                Individual Grants                                                   Realizable Value at
                                    % of Total                                         Assumed Annual Rates
                                      Options                                            of Stock Price
                                    Granted to         Exercise                         Appreciation for
                    Options         Employees in       Price Per       Expiration         Option Term (2)
 Name             Granted (#)       Fiscal Year        Share              Date            5%              10%
------            -----------       -----------        ---------       ----------      --------        ------

Maximilian              163,000 (1)                       $3.12          1/10/01       $109,210       $236,350
 de Clara               170,000                           $3.25           5/1/07       $346,800       $880,600
                        -------
                        333,000           34.5%
                        =======

Geert R.                163,000 (1)                       $3.12          1/10/01       $109,210       $236,350
 Kersten                150,000                           $3.25           5/1/07       $306,000       $777,000
                        -------
                        313,000           32.4%
                        =======

M. Douglas               45,000            4.7%           $4.31           4/1/07        $41,400        $90,000
 Winship

Prem S.                  24,000 (1)                       $3.12          1/10/01        $16,080        $34,800
 Sarin, Ph.D.            10,000                           $3.25           5/1/07        $20,400        $51,800
                         ------
                         34,000            3.5%
                         ======

Eyal
 Talor, Ph.D.             8,000 (1)                       $3.12          1/10/01         $5,360        $11,600
                         50,000                           $5.18          3/16/07       $162,500       $412,500
                         ------
                         58,000            6.0%
                         ======

Daniel                   24,000 (1)                       $3.12          1/10/01        $16,080        $34,800
Zimmerman,               10,000                           $3.94          6/19/07        $24,800        $62,700
                         ------
 Ph.D.                   34,000            3.2%
                         ======

(1) Options were granted in accordance with the Company's 1997 Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any employee of the Company was allowed to receive options (exercisable at market price at time of grant) in exchange for a one-time reduction in such employee's salary.

(2) The potential realizable value of the options shown in the table assuming the market price of the Company's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

                                    Option Exercises and Year End Option Values

                                                                                               cised In-the-
                                                                       Number of              Money Options
                                                                      Unexercised               at Fiscal
                                Shares                               Options (3)               Year-End (4)
                              Acquired On         Value Rea-         Exercisable/              Exercisable/
Name                          Exercise (1)         lized (2)         Unexercisable            Unexercisable
----                          ------------        ----------         -------------           --------------

Maximilian de Clara                15,000              $31,950       78,334/402,999             249,617/1,520,211
Geert R. Kersten                        -                    -      451,751/379,999           2,015,214/1,469,312
M. Douglas Winship                      -                    -        20,334/46,666               86,339/139,331
Prem S. Sarin                           -                    -        25,667/42,833              110,324/156,261
Eyal Talor                              -                    -        21,500/63,166               88,401/155,896
Daniel Zimmerman                        -                    -         4,000/42,000               15,360/163,030


(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 1997.

(2) With respect to options exercised during the Company's fiscal year ended September 30, 1997, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 1997, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 1997, the aggregate dollar value of the excess of the market value of the stock underlying those options (as of September 30, 1997) over the exercise price of those unexercised options. Values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on September 30, 1997.

Stock Option and Bonus Plans
------------------------------
              The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and a Stock Bonus Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

              Incentive Stock Option Plan. The Incentive Stock Option Plans collectively authorize the issuance of up to 800,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

              To be classified as incentive stock options under the Internal

Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

              (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to the death or permanent and total disability);

              (b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

              (c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

              The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

              Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

              The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares).

              Non-Qualified Stock Option Plan. The Non-Qualified Stock Option Plans collectively authorize the issuance of up to 2,460,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

              Stock Bonus Plan. Up to 40,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

              Other Information Regarding the Plans. The Plans are administered by the Company's Compensation Committee ("the Committee"), each member of which is a director of the Company. The members of the Committee were selected by the Company's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

              In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

              Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

              The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

              Option Summary. The following sets forth certain information, as of February 28, 1998, concerning the stock options granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.

                                        Total      Shares
                                       Shares    Reserved for     Remaining
                                       Reserved   Outstanding      Options
Name of Plan                          Under Plan    Options       Under Plan

1992 Incentive Stock Option Plan        100,000     78,550          3,283
1992 Non-Qualified Stock Option Plan     60,000      9,000          7,500
1994 Incentive Stock Option Plan        100,000    100,000            --
1994 Non-Qualified Stock Option Plan    100,000     27,250          2,750
1995 Non-Qualified Stock Option Plan    800,000    532,417         43,874
1996 Incentive Stock Option Plan        600,000    406,666        193,334
1996 Non-Qualified Stock Option Plan  1,500,000    954,600        545,400
                                       ---------   ---------
TOTAL:                                            2,108,483       796,141
                                                  =========      =========

              As of February 28, 1998, 1,500 shares had been issued pursuant to the Company's 1992 Stock Bonus Plan. All of these shares were issued during the fiscal year ending September 30, 1994.

Transactions with Related Parties
---------------------------------
              The MULTIKINE technology being tested by the Company was developed by a group of researchers and was assigned, during l980 and l98l, to Hooper Trading Company, N.V., a Netherlands Antilles' corporation ("Hooper"), and Shanksville Corporation, also a Netherlands Antilles corporation ("Shanksville"). The MULTIKINE technology assigned to Hooper and Shanksville was licensed to Sittona Company, B.V., a Netherlands corporation ("Sittona"), effective September, l982 pursuant to a licensing agreement which required Sittona to pay Hooper and Shanksville royalties on income received by Sittona with respect to the MULTIKINE technology. In l983, Sittona licensed the MULTIKINE Technology to the Company and received from the Company a $1,400,000 advance royalty payment. At such time as the Company generated revenues from the sale or sublicense of this technology, the Company was required to pay royalties to Sittona equal to l0% of net sales and l5% of the licensing royalties received from third parties. In that event, Sittona, pursuant to its licensing agreements with Hooper and Shanksville, was required to pay to those companies a minimum of l0% of any royalty payments received from the Company. The license agreement with Sittona also required the Company to bear the expense of preparing, filing and processing patent applications and to obtain and maintain patents in the United States and foreign countries on all inventions, developments and improvements made by or on behalf of the Company relating to the MULTIKINE technology. The license was to remain in effect until the expiration or abandonment of all patent rights or until the MULTIKINE technology entered into the public domain, whichever was later.

     Prior to October, 1996, Maximilian de Clara, an Officer, Director and shareholder of the Company, owned 50% and 30%, respectively, of Hooper and Shanksville. Between 1985 and October 1996 Mr. de Clara owned all of the issued and outstanding stock of Sittona. In October 1996, Mr. de Clara disposed of his interest in Hooper, Shanksville and Sittona.

              In January 1997 Hooper and Shanksville sold all of their rights in the MULTIKINE technology to Sittona. Immediately following these transactions, Sittona sold all of its rights in the MULTIKINE technology to the Company, including all rights acquired from Hooper and Shanksville, in consideration for $500,000 in cash and 751,678 shares of the Company's common stock. The shares of the Company's Common Stock acquired by Sittona as a result of this transaction are being offered to the public by means of Registration Statement which was declared effective by the Securities and Exchange Commission on March 19, 1997.

Compensation Committee Report on Executive Compensation

              The Company's Compensation Committee (the "Committee") establishes and monitors policies and procedures and approves compensation and stock option programs affecting the Company's executive officers.

              The Compensation committee's compensation policies applicable to the Company's executive officers, including the relationship of corporate performance to executive compensation, is designed to link the compensation received by officers to the achievement of specific goals for the Company and its business, to appreciation in the price of the Company's Common Stock, and, in certain instances, to the achievement of individual goals. It is the intent of the executive compensation program to focus executive officers on factors that drive the Company's success and the creation of incremental stockholder value.

              The key components of the Company's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Committee's policy to target compensation (i.e., base salary, stock option grants and other benefits) for the executive officers at approximately at the median of comparable companies in the biotechnology field. Accordingly, the Committee periodically reviews data on compensation practices followed by other companies in the biotechnology industry. It is the Committee's belief that the 1996 total compensation provided to the Company's executive officers is consistent with the Committee's policy of providing compensation at median market levels.

              Compensation paid to executives may exceed or fall below the median competitive levels both annually and over time based on a variety of factors, including the Company's financial performance, the performance of the Company's Common Stock, the performance of the executive's area of responsibility, the Committee's assessment of an executive's individual performance, the executive's experience in his or her role, and the executive's length of service with the Company.

              The Committee does not use financial or stockholder value performance comparisons to determine the compensation of the Company's executive officers since it is the Committee's opinion that the Company's financial performance and stockholder value are influenced to a meaningful degree by external factors and as a result comparing the executive officers' compensation to the Company's financial or stock price performance can be misleading.

              The Company's long term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account Company and individual performance, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

              The compensation paid to Geert R. Kersten, the Company's Chief Executive Officer, for the year ended September 30, 1997 was based upon the 1997 employment contract between the Company and Mr. Kersten. Since the terms of the employment contract govern the compensation paid to Mr. Kersten, there is no relationship between the Company's performance to Mr. Kersten's compensation for the last completed fiscal year. During the past two years Mr. Kersten, in accordance with the Company's salary reduction program, agreed to reduce a portion of the compensation payable to Mr. Kersten pursuant to his employment contract in exchange for stock options.

              The foregoing report has been approved by all members of the committee:

                                                             Maximilian de Clara
                                                              Mark V. Soresi
                                                              F. Donald Hudson

Stockholder Return Performance Graph
------------------------------------

              Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the Biotechnology peer group for the five fiscal years ending September 30, 1997.

                       (Graph will appear here.)

The members of the peer group used for purposes of the foregoing comparison, and their respective trading symbols, are: Pharmos Corp (PARS), Alpha 1 Biomedicals, Inc., (ALBM), Interferon Sciences, Inc., (IFSC), and T Cell Sciences, Inc.,
(TCEL).

PROPOSAL TO APPROVE ISSUANCE OF COMMON STOCK AS REQUIRED BY TERMS OF SERIES D
 PREFERRED STOCK

              In December 1997, the Company sold 10,000 shares of its Series D Preferred Stock (the "Preferred Shares"), 550,000 Series A Warrants and 550,000 Series B Warrants, to ten institutional investors for $10,000,000. The Preferred Shares are convertible into shares of the Company's Common Stock. Prior to September 19, 1998 (or such earlier date as the market price of the Company's Common Stock is $3.45 or less for five consecutive trading days) the number of shares issuable upon the conversion of each Preferred Share is to be determined by dividing $1,000 by $8.28. On or after September 19, 1998 the number of shares issuable upon the conversion of each Preferred Share is to be determined by dividing $1,000 by the lower of (i) $8.28, or (ii) the average price of the Company's common stock for any two trading days during the ten trading days preceeding the conversion date. Each Series A Warrant allows the holder to purchase one share of the Company's common stock for $8.62 at any time prior to December 22, 2001. Each Series B Warrant allows the holder to purchase one share of the Company's Common Stock for $9.31 at any time prior to December 22, 2001.

              The Company's Common Stock and Warrants trade on the American Stock Exchange ("AMEX"). The rules of AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if more than 20% of a corporations's common stock will be sold in a private offering and below the market price of the corporation's common stock.

              Immediately prior to the sale of the Preferred Shares, the Company had 11,218,910 issued and outstanding shares of common stock. The market price of the Company's common stock on the date the Preferred Shares were sold was $6.90 per share.

              Since the Series D Preferred Shares could be converted into shares of the Company's Common Stock at a conversion price which is less than $6.90, it is possible, depending upon the market price of the Company's Common Stock on the date of the conversion, that more than 2,243,782 shares could be issued at a Conversion Price of less than $6.90 per share.

              For purposes of applying this particular rule to shares issuable upon the conversion of the Preferred Shares, the AMEX considers (i) the issuance of common stock upon the conversion of the Preferred Shares to be a sale of the Company's common stock, (ii) the price at which the Preferred Shares are converted (the "Conversion Price") to be the price at which the shares of Common Stock are sold, (iii) the price of the Company's common stock on the date of the sale of the Preferred Shares ($6.90) to be the "market price" and (iv) any shares issued at a Conversion Price which is less than $6.90 to be issued at less than market price.

              Consequently, the AMEX rule would prohibit the Company from issuing more than 2,243,782 shares at a Conversion Price of less than $6.90 unless shareholder approval is obtained for the issuance of these additional shares.

              In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of the Company's common stock, the terms of the Preferred Shares provide that no more than 2,243,782 shares may be issued at a Conversion Price which is less than $6.90, unless the Company obtains shareholder approval for the issuance of more than 2,243,782 shares upon the conversion of the Preferred Shares at a Conversion Price of less than $6.90.

              If a majority of the shareholders present in person or by proxy at the annual meeting do not approve the additional issuance of shares, the Company will be required to redeem those Preferred Shares which would otherwise be convertible, at a Conversion Price of less than $6.90, into more than 2,243,782 shares. The redemption price is $1,250 for each Preferred Share.

              The Company is requesting the Company's shareholders, if it should be necessary, to approve the issuance of such number of common shares as may be required upon the conversion of the Preferred Shares. The Company's Board of Directors believes that approval of this proposal is in the best interests of both the Company and its stockholders and unanimously recommends that stockholders vote "FOR" this Proposal.

PROPOSAL TO ADOPT 1998 INCENTIVE STOCK OPTION PLAN
--------------------------------------------------
              Shareholders are being requested to vote on the adoption of the Company's 1998 Incentive Stock Option Plan ("the 1998 Plan"). The purpose of the 1998 Incentive Stock Option Plan is to furnish additional compensation and incentives to the Company's officers and employees.

              The 1998 Plan, if adopted, will authorize the issuance of up to 300,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the 1998 Plan. As of the date of this Proxy the Company had not granted any options pursuant to the 1998 Plan.

              The 1998 Plan was adopted by the Board of Directors on , 1998. Any options granted under the 1998 Plan must be granted before , 2008. If adopted, the 1998 Plan will function and be administered in the same manner as the Company's other Incentive Stock Option Plans. See "Election of Directors - Stock Option and Bonus Plans". The Board of Directors recommends that the shareholders of the Company approve the adoption of the 1998 Plan.

PROPOSAL TO ADOPT 1998 NON-QUALIFIED STOCK OPTION PLAN
---------------------------------------------------------
              Shareholders  are being  requested  to vote on the adoption of the
Company's 1998 Non-Qualified Stock Option Plan ("the 1998 Non-Qualified Plan"). The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the 1998 Non-Qualified Plan as may be determined by the Company's Compensation Committee which administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

              The 1998 Non-Qualified Plan, if adopted, will authorize the issuance of up to 300,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement, no options have been granted pursuant to the 1998 Non-Qualified Plan.

              The 1998 Non-Qualified Plan was adopted by the Board of Directors on , 1998. Any options granted under the 1998 Non-Qualified Plan must be granted before 2008.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------------
              The Board of Directors has selected Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the 1998 fiscal year. Deloitte & Touche served as the the Company's independent public accountants for the fiscal year ended September 30, 1997. A representative of Deloitte & Touche is not expected to be present at the shareholders' meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
--------------------------------------------
              The Company's Annual Report on Form 10-K for the year ending September 30, 1997 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

SHAREHOLDER PROPOSALS
---------------------
              Any shareholder proposal which may properly be included in the proxy solicitation material for the 1999 annual meeting of shareholders must be received by the Secretary of the Company no later than .

GENERAL
--------
              The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 1997 fiscal year, is included in this mailing.

              Management of the Company does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                        CEL-SCI CORPORATION

         This Proxy is Solicited by the Board of Directors

     The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held May 29, 1998, 10:00 A.M. local time, at the ________________________, Alexandria, Virginia, 22314,
and hereby appoints Maximilian de Clara or Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The abovenamed Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

    (1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.


         / / FOR all nominees listed below (except as marked to the contrary below)

              (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
               NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)


        /  /   WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees:

      Maximilian de Clara              Geert R. Kersten           Mark V. Soresi
      F. Donald Hudson

      (2) To approve the issuance of such number of shares of common stock as may be required by the terms of the Company's Series D Preferred Stock.


                                         /  / FOR /  / AGAINST /  / ABSTAIN

      (3) To approve the adoption of the Company's 1998 Incentive Stock Option Plan.


                                         /  / FOR /  / AGAINST /  / ABSTAIN

      (4) To approve the adoption of the Company's 1998 Non-Qualified Stock Option Plan.


                                         /  / FOR /  / AGAINST /  / ABSTAIN

      (5) To ratify the appointment of Deloitte & Touche as the Company's independent accounts for the fiscal year ending September 30, 1998.

                                         /  / FOR /  / AGAINST /  / ABSTAIN

              To transact such other business as may properly come before the meeting.

              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 5.

                                    Dated this________ day of____  , 1998.


                                       _________________________________________
                                                      (Signature)


                                      __________________________________________
                                                       (Signature)


                                      Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                                      Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

                                        __________________, 1998


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

              Re:  CEL-SCI Corporation
                   Commission File No. 0-11503


              On behalf of the above-captioned Company, enclosed herewith please find a copy of the Company's Definitive Proxy Statement and proxy. These materials will be mailed to the security holders of the Company on ___________
     ,  1998.

                                                  Very truly yours,

                                                 HART & TRINEN, L.L.P.


                                                  By William T. Hart

WTH:sa
Enclosures